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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watson Pharmaceuticals, Inc, of our report, dated February 25, 2000 (except for the second paragraph of Note 19, as to which the date is March 15, 2000) relating to the consolidated financial statements of Makoff R&D Laboratories, Inc. and subsidiaries appearing in Watson Pharmaceuticals, Inc.'s Registration Statement on Form S-3 dated January 5, 2001 and the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 23, 2001